                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                             Fiscal Period Ended             % of Total
                           ----------------------      ----------------------
                            Dec. 27,     Dec. 29,       Dec. 27,     Dec. 29,
                             1996         1995           1996         1995
                           ---------    ---------      ---------    ---------
THIRD QUARTER

Global commercial:
  U.S. commercial          $  539.7     $  458.3          38%          37%
  International               490.3        365.9          34           30
                           ---------    ---------      ---------    ---------
          Total             1,030.0        824.2          72           67

U.S. federal government:
  Department of Defense       256.2        252.4          18           20
  NASA                         72.7         77.6           5            6
  Civil agencies               62.7         82.5           5            7
                           ---------    ---------      ---------    ---------
          Total               391.6        412.5          28           33
                           ---------    ---------      ---------    ---------
Total revenues             $1,421.6     $1,236.7         100%         100%
                           =========    =========      =========    =========


NINE MONTHS

Global commercial:
  U.S. commercial          $1,539.2     $1,301.3          38%          38%
  International             1,312.1        978.9          32           28
                           ---------    ---------      ---------    ---------
          Total             2,851.3      2,280.2          70           66

U.S. federal government:
  Department of Defense       806.6        700.9          20           20
  NASA                        223.4        234.1           5            7
  Civil agencies              199.5        233.1           5            7
                           ---------    ---------      ---------    ---------
          Total             1,229.5      1,168.1          30           34
                           ---------    ---------      ---------    ---------
Total revenues             $4,080.8     $3,448.3         100%         100%
                           =========    =========      =========    =========
